Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Unum Group 2022 Stock Incentive Plan of our reports dated February 25, 2022, with respect to the consolidated financial statements of Unum Group and subsidiaries, and the effectiveness of internal control over financial reporting of Unum Group and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chattanooga, Tennessee
May 26, 2022